UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 12, 2016

INOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36309	33-0989359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

326 Bollay Drive

Goleta, California 93117

(Address of principal executive offices, including zip code)

(805) 562-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 12, 2016, the board of directors of Inogen, Inc. (“Inogen”) determined that Inogen’s annual meeting of stockholders will be held at 10:00 a.m. Pacific Time on Thursday, May 12, 2016 at the Company’s corporate headquarters located at 326 Bollay Drive, Goleta, California 93117.  Holders of record at the close of business on Friday, March 18, 2016 will be entitled to vote at the meeting.

Advanced Notice Deadline for Rule 14a-8 Stockholder Proposals

Because the date of the upcoming annual meeting of stockholders is more than 30 days before the anniversary of the 2015 annual meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, stockholders must deliver proposals submitted pursuant to Rule 14a-8 for inclusion in the proxy statement of Inogen for such meeting no later than the close of business on February 12, 2016 by mailing such proposals to Inogen, Inc., Attention: Corporate Secretary, 326 Bollay Drive, Goleta, California 93117.  Each such proposal must also comply with the requirements of Rule 14a-8 and other applicable law; otherwise Inogen may omit such proposals from Inogen’s proxy statement.

Advance Notice Deadline for Director Nominations and Other Stockholder Proposals

In accordance with Inogen’s bylaws, for director nominations or stockholder proposals to be brought before the upcoming annual meeting of stockholders, other than Rule 14a-8 proposals described above, written notice must be delivered not later than the close of business on February 12, 2016 by mailing such proposals to Inogen, Inc., Attention: Corporate Secretary, 326 Bollay Drive, Goleta, California 93117. Such notices must also comply with the requirements of Inogen’s bylaws and other applicable law, and no director nomination or stockholder proposal may be presented at the annual meeting otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

By:/s/Alison Bauerlein
Alison Bauerlein Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

Date:  January 13, 2016